Exhibit 10.14

QUOTA PLEDGE AGREEMENT

This Quota Pledge Agreement (“Pledge Agreement”) is entered into, on the date herein, by and among the parties identified below (“Parties” or, individually, “Party”):

(1) BRAZIL COATINGS CO. PARTICIPAÇÕES LTDA., a limited liability company (sociedade limitada) organized under the laws of Brazil, with its principal place of business located at Avenida Paulista, No. 2,073, Salas 317 a 318, Parte, Horsa I, Bairro Bela Vista, CEP 01.311-300, City of São Paulo, State of São Paulo, enrolled with the Brazilian General Taxpayers’ Registry – CNPJ under No. 15.762.036/0001-80, herein represented pursuant to its Articles of Association, by its its legal representatives, Mr. Luciano Ruggieri Salmeron, Brazilian citizen, divorced, business administrator, bearer of the Identity Card RG no. 20.841.022-3 and registered as Individual Taxpayer under CPF/MF no. 248.060.118-86; and Mr. Luiz Alexandre Yoshida, Brazilian, married, attorney at law, bearer of the identity card no. OAB/SP 146.194 and registered before the CPF/MF under no. 274.495.258-36, both with office at Avenida Lindomar Gomes de Oliveira nº 463, Cumbica, CEP 07220-900, in the city of Guarulhos, State of São Paulo, Brazil (hereinafter generally referred to as the “Quotaholder 1”);

(2) AXALTA COATING SYSTEMS DUTCH HOLDING 2 B.V. (formerly Dutch Coatings Co. 3 B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands, with its seat located at Amsterdam, the Netherlands, and its address at 4823 AE Breda, the Netherlands, Nikkelstraat 45, enrolled with the Brazilian General Taxpayers’ Registry – CNPJ under No. 17.372.847/0001-08, in the capacity of pledgor, herein represented by its attorney-in-fact, Mr. Carlos Alexandre Larque Lobo de Castro e Silva, Brazilian citizen, married, lawyer, holder of Brazilian ID under No. 84.900 OAB/RJ and enrolled with the CPF/MF under No. 859.955.507-30, with office at Avenida Presidente Wilson nº 231, 23 floor, Centro, CEP 20.030-021, city and State of Rio de Janeiro, Brazil (hereinafter generally referred to as the “Quotaholder 2”) (Quotaholder 1 and Quotaholder 2 hereinafter generally referred to jointly as the “Pledgors”);

(3) BARCLAYS BANK PLC, a public limited company incorporated under the laws of England, having its registered office at 1 Churchill Place, London E14 5HP and registered with the Companies House under number 1026167, acting in the capacity of collateral agent on its own behalf and for the benefit of the Credit Facility Secured Parties (as defined in Article I below), herein represented by its undersigned legal representative/attorney-in-fact (in such capacity, together with any successor collateral agent appointed pursuant to the Credit Agreement referred to below, the “Collateral Agent”);

(4) WILMINGTON TRUST, NATIONAL ASSOCIATION, a financial institution with its office at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, United States of America, acting in the capacity of collateral agent on its own behalf and for the benefit of the Noteholder Secured Parties (as defined in Article I below), herein represented by its undersigned legal representative/attorney-in-fact (in such capacity, together with any successor collateral agent and/or trustee appointed pursuant to the Secured Notes Indenture referred to below, the “Notes Collateral Agent”) (the Notes Collateral Agent and the Collateral Agent hereinafter generally referred to jointly as the “Pledgees”); and

as an intervening and consenting party,

(5) AXALTA COATING SYSTEMS BRASIL LTDA., a limited liability company (sociedade limitada) organized under the laws of Brazil, with its principal place of business located at Avenida Lindomar Gomes de Oliveira, No. 463, Cumbica, CEP: 07220-900, City of Guarulhos, State of São Paulo, enrolled with the Brazilian General Taxpayers’ Registry – CNPJ under No. 15.373.395/0001-45, herein represented pursuant to its Articles of Association, by its legal representatives, Mr. Luciano Ruggieri Salmeron, Brazilian citizen, divorced, business administrator, bearer of the Identity Card RG no. 20.841.022-3 and registered as Individual Taxpayer under CPF/MF no. 248.060.118-86; and Mr. Luiz Alexandre Yoshida, Brazilian, married, attorney at law, bearer of the identity card no. OAB/SP 146.194 and registered before the CPF/MF under no. 274.495.258-36, both with office at Avenida Lindomar Gomes de Oliveira nº 463, Cumbica, CEP 07220-900, in the city of Guarulhos, State of São Paulo, Brazil (hereinafter generally referred to as the “Company”).

WHEREAS

(A) On February 01, 2013, Axalta Coating Systems Dutch Holding B B.V. (formerly Flash Dutch 2 B.V.) (“Dutch Borrower”), Axalta Coating Systems U.S. Holdings, Inc. (formerly U.S. Coatings Acquisition Inc.) (“U.S. Borrower”) (Dutch Borrower and U.S. Borrower hereinafter generally referred to jointly as the “Borrowers”), Axalta Coating Systems Dutch Holding A B.V. (formerly Flash Dutch 1 B.V.) (“Holdings”), Axalta Coating Systems U.S., Inc. (formerly Coatings Co. U.S. Inc.) (“U.S. Holdings”), the lenders party thereto from time to time (“Lenders”), Barclays Bank PLC, as the administrative agent and the collateral agent, among other parties thereto, entered into that certain Credit Agreement, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial commitments to the Borrowers (the “Credit Agreement”).

(B) Pursuant to the Credit Agreement, and on the same execution date thereof, certain subsidiaries of the Borrowers (such persons and the Additional Guarantors (as defined in the Credit Facility Guaranty) being, collectively, the “Credit Facility Guarantors”) entered into that certain Subsidiary Guaranty with Barclays Bank PLC, as the administrative agent, by means of which each subsidiary party thereto jointly and severally guaranteed, as a primary obligor and not merely as a surety, the payment and performance of all Credit Facility Secured Obligations (as defined in Article I below) (the “Credit Facility Guaranty”). On September 17, 2013, the Company executed a Subsidiary Guaranty Supplement, by means of which it has agreed to become a Credit Facility Guarantor under the terms and conditions of the Credit Facility Guaranty and the Credit Agreement.

(C) On February 01, 2013, the Borrowers (acting as issuers, hereinafter generally also referred to jointly as the “Co-Issuers”, as applicable), issued 5.750% Senior Secured Notes due 2021 (the “Secured Notes”), under that certain Indenture executed by and among the Co-Issuers, the guarantors from time to time party thereto (“Secured Notes Guarantors”) and the Notes Collateral Agent, as trustee and collateral agent, as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount thereunder) (the “Secured Notes Indenture”).

(D) On September 17, 2013, the Company executed a supplemental indenture, by means of which it has agreed to become a Secured Notes Guarantor under the terms and conditions of the Secured Notes Indenture (“Supplemental Indenture”).

(E) The Credit Facility Secured Obligations shall be secured by a first-priority lien over substantially all of the assets of the Borrowers and Credit Facility Guarantors; the Notes Secured Obligations shall be secured by a first-priority lien over substantially all of the assets of the Co-Issuers and the Secured Notes Guarantors, including, in each case, without limitation, the Company (the “Collateral”). Therefore, on February 01, 2013, the Pledgees and the grantors party thereto executed that certain First Lien Intercreditor Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, “Intercreditor Agreement”), in order to provide the terms and conditions under which the Pledgees may enforce their respective security interests in, and share in the proceeds of, the Collateral granted by the grantors in accordance with the applicable security agreements.

(F) According to the terms and conditions of the Secured Documents (as defined below), the Pledgors shall pledge to the Pledgees, as a first-priority security pledge, for the benefit of the Secured Parties (as defined in Article I below), the totality of the quotas held by each of them in the corporate capital of the Company, which all together correspond to 100% (one hundred per cent) of the quotas issued by the Company, in order to secure the Secured Obligations, as defined herein.

NOW, THEREFORE, the Parties have mutually agreed to enter into this Pledge Agreement, which shall be governed by the following terms and conditions:

ARTICLE I

Definitions and Interpretation

SECTION 1.01.

(a) Capitalized terms used but not defined herein (including Exhibit 1 hereto) shall have the meanings given to them in the Secured Documents.

(b) In the event of any conflict between the provisions of this Pledge Agreement (including those provided in Exhibit 1 hereto) and the provisions of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

SECTION 1.02. As used in this Pledge Agreement, the following capitalized terms have the meanings specified below:

“Additional Quotas” has the meaning assigned to such term in Section 2.01(b)(i) of this Pledge Agreement;

“Amendment” has the meaning assigned to such term in Section 2.03 of this Pledge Agreement;

“Borrowers” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Brazil” means the Federative Republic of Brazil;

“Brazilian Civil Code” has the meaning assigned to such term in Section 2.01(a) of this Pledge Agreement;

“Co-Issuers” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Collateral” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Collateral Agent” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Company” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Agreement” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Documents” means the “Loan Documents” (as defined in the Credit Agreement);

“Credit Facility Guaranty” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Guarantors” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Credit Facility Secured Obligations” means the collective Obligations of the Loan Parties now or hereafter existing under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement (as such Loan Documents, Secured Cash Management Agreements and/or Secured Hedge Agreements may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise;

“Credit Facility Secured Parties” means the “Secured Parties” (as defined in the Credit Agreement);

“Default” has the meaning assigned to such term in the Secured Documents;

“Dutch Borrower” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Enforcement Event” means (i) an Event of Default that has occurred and that has not been cured or waived, and (ii) the exercise of rights under (1) Section 8.02 (Remedies Upon Event of Default) of the Credit Agreement by the Collateral Agent or (2) Section 6.2 (Acceleration) or 6.3 (Other Remedies) of the Secured Notes Indenture by the Notes Collateral Agent;

“Event of Default” has the meaning assigned to such term in the Intercreditor Agreement;

“Holdings” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Intercreditor Agreement” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Lenders” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Noteholder Secured Parties” means, collectively, the Notes Collateral Agent, the Trustee, each Holder of Secured Notes and each other holder of, or obligee in respect of, any Notes Secured Obligations in respect of the Secured Notes outstanding at such time;

“Notes Collateral Agent” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Notes Secured Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the Secured Notes Indenture.

“Party(ies)” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or other entity;

“Pledge Agreement” has the meaning assigned to such term in the Recitals of this document;

“Pledged Assets and Rights” has the meaning assigned to such term in Section 2.01(b)(ii) of this Pledge Agreement;

“Pledgees” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Pledgors” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Quotaholder 1” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Quotaholder 1 Quotas” has the meaning assigned to such term in Section 2.01(a)(i) of this Pledge Agreement;

“Quotaholder 2” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Quotaholder 2 Quota” has the meaning assigned to such term in Section 2.01(a)(ii) of this Pledge Agreement;

“Quotas” has the meaning assigned to such term in Section 2.01(a) of this Pledge Agreement;

“Responsible Officer” of any Person shall mean any executive officer or financial officer or such Person, any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Pledge Agreement and any other officer of such Person that is reasonably acceptable to the Pledgees;

“Rights Related to the Additional Quotas” has the meaning assigned to such term in Section 2.01(b)(ii) of this Pledge Agreement;

“Rights Related to the Quotas” has the meaning assigned to such term in Section 2.01(a)(iii) of this Pledge Agreement;

“Secured Documents” means the Credit Facility Documents and the Secured Notes Documents, collectively;

“Secured Notes” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Notes Documents” means (a) the Secured Notes Indenture, (b) any other related document or instrument executed and delivered pursuant to the Secured Notes Indenture, including, without limitation, the Supplemental Indenture; and (c) any other document or instrument evidencing or governing any future first-lien debt related to the documents mentioned in items “(a)” and “(b)” above;

“Secured Notes Guarantors” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Notes Indenture” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“Secured Obligations” means the Credit Facility Secured Obligations and the Notes Secured Obligations;

“Secured Parties” means the Credit Facility Secured Parties and the Noteholder Secured Parties, collectively;

“Supplemental Indenture” has the meaning assigned to such term in the Recitals of this Pledge Agreement;

“U.S. Borrower” has the meaning assigned to such term in the Recitals of this Pledge Agreement; and

“U.S. Holdings” has the meaning assigned to such term in the Recitals of this Pledge Agreement.

ARTICLE II

First Lien Pledge of Quotas

SECTION 2.01. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgors hereby:

(a) pledge, as first-priority pledge to (1) the Collateral Agent, its successors and permitted assignees, for the benefit of the Credit Facility Secured Parties in connection with the Credit Facility Secured Obligations and (2) the Notes Collateral Agent, its successors and permitted assignees, for the benefit of the Noteholder Secured Parties in connection with the Notes Secured Obligations, the following assets and rights, pursuant to Article 1,431 et seq. of Law No. 10,406 of January 10, 2002 (hereinafter generally referred to as “Brazilian Civil Code”):

(i) 280,863,237 (two hundred and eighty million, eight hundred and sixty three thousand, two hundred and thirty seven) quotas of the capital stock of the Company currently held by Quotaholder 1 (hereinafter generally referred to as “Quotaholder 1 Quotas”);

(ii) 1 (one) quota of the capital stock of the Company currently held by Quotaholder 2 (hereinafter generally referred to as “Quotaholder 2 Quota”);

(Quotaholder 1 Quotas and Quotaholder 2 Quota, together, hereinafter generally referred to as “Quotas”) (the shares of the capital stock of the Company, if any, resulting from any conversion of the Quotas into shares in connection with the transformation of the Company into a company with its capital stock divided into shares, also hereinafter generally referred to as the “Quotas”); and

(iii) all rights arising from the Quotas, including without limitation all rights to all profits, dividends, interest on equity, income, distributions, bonuses and any other amounts that may be credited, paid, distributed or otherwise delivered, for any reason, to the Pledgors in respect of the Quotas (hereinafter generally referred to as “Rights Related to the Quotas”);

(b) undertake to, as soon as practicable and in no event later than the term established in Section 3.02 below, pledge to the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, in the same order of priority set forth in paragraphs (a) and (b) of this Section 2.01, the following rights pursuant to Article 1,431 et seq. (including Article 1,451) of the Brazilian Civil Code:

(i) all additional quotas or shares representing the capital stock of the Company, or all quotas or shares of the capital stock of any successor, for any reason, of the Company, which may be at any time subscribed to, bought or otherwise acquired by the Pledgors or transferred to them (including, without limitation, any quotas or shares transferred to the Pledgors as a result of any merger, consolidation, spin-off, exchange, corporate reorganization or otherwise), even if such quotas or shares may be in addition to, in replacement of, or a result of a conversion or exchange with respect to, any existing quotas or shares owned by the Pledgors, together with all options, subscription rights and rights of any similar nature owned by the Pledgors in respect of their equity interest in the Company, for so long as this Pledge Agreement remains in force (hereinafter generally referred to as “Additional Quotas”); and

(ii) all rights arising from the Additional Quotas, including without limitation all rights to all profits, dividends, interest on equity, income, distributions, bonuses and any other amounts credited, paid, distributed or otherwise delivered, or to be credited, paid, distributed or otherwise delivered, for any reason, to the Pledgors in respect of the Additional Quotas (hereinafter generally referred to as “Rights Related to the Additional Quotas”) (the Quotas, the Rights Related to the Quotas, the Additional Quotas and the Rights Related to the Additional Quotas, hereinafter generally referred to as “Pledged Assets and Rights”).

SECTION 2.02. For the purposes of Article 1,424 of the Brazilian Civil Code, the material terms and conditions of the Secured Obligations on the date hereof are those described in Exhibit 1 hereto.

SECTION 2.03. Each Pledgor agrees to enter into an amendment to this Pledge Agreement (each such amendment, hereinafter generally referred to as an “Amendment”) whenever it is necessary, without limitation, (i) to secure any and all amounts due to the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, as a first-priority security; (ii) to include, amend or reduce the financial terms of the Secured Obligations being secured as per Article 1,424 of the Brazilian Civil Code; (iii) to extend the first-priority lien created herein to the Additional Quotas and to the Rights Related to the Additional Quotas, pursuant to Section 3.02 below, being the Amendment in such case substantially in accordance with the form of Exhibit 2 hereto; or (iv) to formalize the transformation of the Company into a company with its capital stock divided into shares, pursuant to Section 3.03. In such case, the procedures established in items (i) and (iii) of Section 3.01(a) below, as well as the annotation of such Amendment as per item (ii) of Section 3.01(a), jointly with the further formalities provided in Sections 3.01 (b), 3.01 (c), 3.01 (d), 3.02, 3.03 and 3.04, as applicable, shall apply.

ARTICLE III

Pledge Registration and Perfection

SECTION 3.01.

(a) The Pledgors shall within 30 (thirty) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or the date of any Amendment hereto, as applicable, perfect the pledge herein or in any Amendment by taking with respect to this Pledge Agreement or any Amendment hereto, as applicable, the following actions:

(i) have this Pledge Agreement or such Amendment translated into Portuguese by a certified translator;

(ii) have this Pledge Agreement or such Amendment, together with its sworn translation into Portuguese, registered with the competent Registry of Deeds and Documents pursuant to Article 128 of Law No. 6,015 of December 31, 1973; and

(iii) deliver to the Pledgees an executed copy of this Pledge Agreement or such Amendment duly registered with the competent Registry of Deeds and Documents as provided for in sub-item (ii) of this Section 3.01(a).

(b) The Pledgors shall within 30 (thirty) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or the date of any Amendment hereto, as applicable:

(i) sign an amendment to the Company’s Articles of Association reflecting the first-priority lien pledge created under this Pledge Agreement or any Amendment, as applicable, and have such amendment filed for registration with the competent Commercial Registry; and

(ii) deliver to the Pledgees a copy of the amendment to the Company’s Articles of Association, together with proper evidence that it has been filed for registration with the competent Commercial Registry.

(c) The Pledgors shall within 60 (sixty) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or the date of any Amendment hereto, as applicable, deliver to the Pledgees a copy of the amendment to the Company’s Articles of Association evidencing that the first-priority lien pledge hereunder or under any Amendment, as applicable, has been duly registered with the competent Commercial Registry.

(d) In the event that, as a result of any request for clarification or delivery of documents made by the competent Registry of Deeds and Documents or Commercial Registry, as applicable, this Pledge Agreement, any Amendment, or the amendment to the Company’s Articles of Association, as applicable, is not registered within the periods provided in Sections 3.01 (a) or 3.01(b), as applicable, the Pledgors agree to provide the Pledgees with any information or document that the Collateral Agent may reasonably request (on behalf of the Pledgees) to evidence that the Pledgors have complied with their obligations provided in this section. Notwithstanding the foregoing, the Parties agree that in no event the registrations and formalities provided in Section 3.01 shall take longer than 90 (ninety) calendar days (or such longer date as the Collateral Agent (on behalf of the Pledgees) may agree) of the date hereof or the date of any Amendment hereto, as applicable.

SECTION 3.02. The Pledgors and the Company shall, as soon as practicable and in any event within 30 (thirty) days (or such longer period as the Collateral Agent (on behalf of the Pledgees) may agree) after the acquisition of Additional Quotas, (i) extend the first-priority lien herein created to such Additional Quotas and to the Rights Related to the Additional Quotas by entering into an Amendment (being the Amendment substantially in accordance with the form of Exhibit 2 hereto), and (ii) perfect such first-priority lien by taking, with respect to such Amendment, the actions provided for in Section 3.01 above (within the timeframes set forth in Section 3.01 above).

SECTION 3.03. If the Quotas become, for any reason, represented by shares of the capital stock of the Company, the Pledgors shall, together with the applicable formalities described in Section 3.01 above, (i) cause this Pledge Agreement to be filed at the Company’s head office; (ii) cause the Company to register the first lien pledge created under this Pledge Agreement in the Share Register Book of the Company, in accordance with Article 39 of Law No. 6,404 of December 15, 1976, as follows: “[number of shares] shares issued by the Company, owned by [name of shareholder] have been pledged to Barclays Bank PLC, its successors and permitted assignees, for its benefit and the benefit of the Credit Facility Secured Parties, and to Wilmington Trust, National Association, its successors and permitted assignees, for the benefit of the Noteholder Secured Parties, as a first-priority lien under the terms of the Quota Pledge Agreement dated [date of execution], filed at the Company’s head office.”; and (iii) cause two (2) directors of the Company (or 2 (two) officers (as applicable)) to duly sign such registration, providing to the Collateral Agent (on behalf of the Pledgees) a copy of the Share Register Book of the Company contemplating the registration provided in this Section 3.03(ii).

SECTION 3.04. In order to conduct all formalities provided in this Article III, the Pledgors shall within 20 (twenty) calendar days (or such longer period as the Collateral Agent (on behalf of the Pledgees) may agree) of the date of this Pledge Agreement or any Amendment hereto, as applicable, have the signature of any Parties who have signed this Pledge Agreement or any Amendment hereto outside Brazil notarized by a public notary and consularized at the nearest Brazilian consulate. In such case, the time periods used in this Article III for the counting of the terms for the applicable registration and perfection proceedings shall be understood to be triggered on the date on which the consularization proceeding before the nearest Brazilian consulate is concluded.

ARTICLE IV

Representations and Warranties of the Pledgors

SECTION 4.01. The Pledgors represent and warrant to the Pledgees on the date of this Pledge Agreement that:

(a) each Pledgor has good and valid rights in and title to the Pledged Assets and Rights with respect to which it has purported to grant the first priority lien pledge hereunder and has full power and authority to pledge such Pledged Assets and Rights pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Secured Documents;

(b) the Pledgors have obtained (and have caused the Company to obtain) all necessary corporate authorizations to execute and deliver this Pledge Agreement and to cause the lien provided for hereunder to be created in accordance with the terms set forth herein;

(c) the execution and performance of this Pledge Agreement by each of the Pledgors does not violate any provision of their respective organizational documents;

(d) the first-priority lien created by this Pledge Agreement shall constitute, after the formalities required in Article III are fulfilled, a legal, valid and perfected first- priority lien in favor of the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties; enforceable in accordance with the terms and conditions of this Pledge Agreement against the Pledgors; and

(e) the Pledgors are the legitimate owners of the Pledged Assets and Rights, and such Pledged Assets and Rights are free and clear of any Liens, claims, options or rights of others, except for the Liens created in this Pledge Agreement and the Liens permitted under the Secured Documents.

ARTICLE V

Representations and Warranties of the Company

SECTION 5.01. The Company represents and warrants to each of the Pledgees on the date of this Pledge Agreement that:

(a) the Company is a limited liability company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing; and

(b) the Quotas (i) represent the entire capital stock of the Company; (ii) have been validly issued and subscribed for; and (iii) are fully paid up and non-assessable.

ARTICLE VI

Covenants

SECTION 6.01. For as long as this Pledge Agreement is in full force and effect and has not been terminated pursuant to Section 9.11, each of the Pledgors irrevocably undertakes to comply with the following obligations, without prejudice to the obligations attributed to them in the Secured Documents:

(a) each Pledgor agrees promptly to notify each of the Pledgees in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number (if any) or organizational identification number (if any) or (iv) in its jurisdiction of organization. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the applicable law or otherwise required in order for each of the Pledgees to continue at all times following such change to have a valid, legal and perfected security interest in all the Pledged Assets and Rights in which a security interest may be perfected by filing, for the benefit of the Secured Parties, as first-priority security; and

(b) each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as each of the Pledgees may from time to time reasonably request to better assure, preserve, protect, defend and perfect the first-priority security interest and the rights and remedies created hereby, including, without limitation, (i) any amendment or any other action required to extend the pledge created hereunder to any new obligation which shall be secured under this Pledge Agreement, and (ii) the filing of any financing statements or other documents in connection herewith or therewith, all in accordance with the terms hereof, the Secured Documents, and any other related document.

ARTICLE VII

Voting Rights; Dividends and Interest; Etc.

SECTION 7.01. Unless and until an Enforcement Event has occurred and the Pledgees, as the case may be, have given notice to the Pledgors of the Pledgees’ intention to exercise its rights hereunder:

(a) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Assets and Rights or any part thereof for any purpose; provided, that, such rights and powers shall not be exercised in any manner prohibited by the Secured Documents.

(b) Without prejudice to the rights of each Pledgor set forth in subparagraph (a) above, whenever any Pledgor deems appropriate for the purposes of exercising or evidencing its voting and/or consensual rights and powers pertaining the Pledged Assets and Rights, the Pledgees shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request.

(c) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Pledged Assets and Rights to the extent that the payment thereof is not prohibited by the terms of the Secured Documents; provided, that (A) any non-cash dividends, interest, or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Additional Quotas or Rights Related to Additional Quotas to the extent such Pledgor has the rights to receive such Additional Quotas or Rights Related to Additional Quotas if they were declared, distributed and paid on the date of this Pledge Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Quotas of the issuer of any Additional Quotas, received in exchange for Additional Quotas or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Additional Quotas that would constitute Rights Related to Additional Quotas to the extent such Pledgor has the rights to receive such Rights Related to Additional Quotas if they were declared, distributed and paid on the date of this Pledge Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Assets and Rights, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust (depósito) for the benefit of each of the Pledgees, as the case may be, for the benefit of the Secured Parties, and shall be forthwith delivered to the Pledgees, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to each of the Pledgees, as the case may be).

SECTION 7.02. Subject to the terms of the Intercreditor Agreement, following the occurrence of an Enforcement Event and after notice by either Pledgee to the Borrowers and/or to the Co-Issuers and/or to the Pledgors, as the case may be, of the intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to Section 7.01(c) shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in each of the Pledgees, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, or other distributions received by any Pledgor contrary to the provisions of this Section 7.02 shall not be commingled by such Pledgor with any of its other funds or property, but shall be held separate and apart therefrom, shall be held in trust (depósito) for the benefit of each of the Pledgees, as the case may be, and shall be forthwith delivered to the Pledgees, their respective successors and permitted assignees, for the benefit of the Secured Parties, in the same form as so received (with any necessary endorsment). Any and all money and other property paid over to or received by the Pledgees pursuant to the provisions of this Section 7.02 shall be subject to the provisions of the Secured Documents applicable to the proceeds of a disposition of property. After the cure or wavier of the relevant Enforcement Event and delivery of a certificate to that effect by the Responsible Officer to the Pledgees, each Pledgee shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions received by such Pledgee that such Pledgor would otherwise be permitted to retain pursuant to the terms Section 7.01(c) and that remain in such account.

SECTION 7.03. Subject to the terms of the Intercreditor Agreement, following the occurrence of an Enforcement Event and after notice by either of the Pledgees to the Borrowers and/or to the Pledgors, of the intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 7.01(a) shall remain in force, provided that the prior written consent of the Pledgees shall be required for the approval of the following matters by the Pledgors: (i) merger, spin off, transformation and amalgamation transactions involving the Company; (ii) dissolution of the Company; (iii) liquidation and appointment of the liquidators of the Company, filing for bankruptcy, judicial or extra judicial reorganization; (iv) incurrence of any indebtedness by the Company, except as permitted by the Secured Documents; (v) creation of any liens over the Pledged Assets and Rights, except as permitted by the Secured Documents. After the cure or wavier of the relevant Enforcement Event and delivery of a certificate to that effect by the Responsible Officer to the Pledgees, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 7.01(a) without requiring any prior consent of the Pledgees as provided in this Section 7.03.

ARTICLE VIII

Foreclosure and Collection

SECTION 8.01. Subject to the terms of the Intercreditor Agreement, without prejudice to the foregoing provisions, upon sending a notice to the Pledgors of the occurrence of an Enforcement Event, the Pledgees (as the case may be and to the extent permitted by the Secured Documents) are hereby irrevocably authorized to (i) verify under reasonable procedures the quantity, value, condition and status of, or any other matter relating to, the Pledged Assets and Rights and (ii) dispose of, collect, receive, appropriate (to the extent that may be permitted under the laws of Brazil) and/or seize the Pledged Assets and Rights (or part thereof), and may promptly amicably sell (pursuant to Section 8.02), assign, or otherwise dispose of and deliver the Pledged Assets and Rights, in full or in part, at the price, in the manner, and under the terms and conditions that they deem appropriate, pursuant to the applicable law, regardless of any prior or subsequent notice to the Pledgors, with due regard to the provisions of the Secured Documents (including, but not limited to, the provisions of Articles 1,433, item IV, and 1,435, item V, of the Brazilian Civil Code).

SECTION 8.02. Pursuant to the provisions of Article 1,433, item IV, of the Brazilian Civil Code, and for the purposes of foreclosure of the liens herein constituted and collection of the amounts under the Pledged Assets and Rights, the Pledgors irrevocably appoint the Pledgees (as the case may be and to the extent permitted by the Secured Documents) as their attorneys-in-fact, with full authority to enter into contracts of assignment or purchase and sale of the Pledged Assets and Rights, as well as to execute any and all documents related to such assignment or purchase and sale agreements and take any and all actions which each of the Pledgees, jointly or individually (as the case may be and subject to the terms of the Intercreditor Agreement), believes are necessary to accomplish the purposes of this Pledge Agreement, including but not limited to, the amicable sale of the Pledged Assets and Rights and the execution of exchange agreements for remittance of funds abroad. Under the terms of Article 684 of the Brazilian Civil Code, the Pledgors shall maintain the appointment of the Pledgees (as the case may be and subject to the terms of the Intercreditor Agreement) as their attorneys-in-fact until such time as this Pledge Agreement is terminated pursuant to Section 9.11, and shall abstain from taking any action that could reasonably be expected to adversely affect the fulfillment of their obligations herein or the exercise of the rights set forth in this Article VIII by the Pledgees, as the case may be.

SECTION 8.03. Subject to the terms of the Intercreditor Agreement, the proceeds resulting from the collection, or sale or other disposition, of the Pledged Assets and Rights shall be applied to the Credit Facility Secured Obligations in accordance with Section 8.04 of the Credit Agreement and applied to the Notes Secured Obligations in accordance with Section 6.10 of the Secured Notes Indenture.

SECTION 8.04. Subject to the terms of the Intercreditor Agreement, if the proceeds resulting from the disposal of the Pledged Assets and Rights as set forth in this Article VIII are sufficient to pay and discharge in full all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), any proceeds in excess of the then outstanding amount of the Secured Obligations shall be delivered to the respective Pledgors.

SECTION 8.05. If the proceeds resulting from the disposition of a portion of the Pledged Assets and Rights are not sufficient to pay and discharge in full all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) that have not yet been paid and discharged, all other Pledged Assets and Rights that may not have been disposed of shall remain pledged in favor of the Pledgees, as the case may be, and their successors and permitted assignees, for the benefit of the Secured Parties, as the case may be, until such time as the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been finally and indefeasibly paid in full and this Pledge Agreement has been terminated pursuant to Section 9.11.

SECTION 8.06. For the effectiveness of this Article, the Pledgors hereby authorize the disposition of their Quotas or Additional Quotas to third parties. The Pledgors acknowledge and agree that any sale of any portion of the Quotas or Additional Quotas may be at prices and on terms less favorable than those that could be obtained through a regular sale of such quotas under normal circumstances, provided that such sale is conducted in commercially reasonable terms.

SECTION 8.07. The Pledgors hereby waive any claims that could arise as a result of a lower price being obtained at such sale for all or any portion of the Pledged Assets and Rights than the price that might have been obtained at a regular sale or as a result of such price being less than the aggregate amount due of the Secured Obligations, even if the Pledgees, as the case may be, accept the first offer received and do not offer the Pledged Assets and Rights to more than one offeree, provided that commercially reasonable practices are observed at such sale.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Secured Documents, as the case may be. All communications and notices hereunder to the Pledgors shall be given to them in care of the Borrowers, with such notice to be given as provided in the Secured Documents, as the case may be.

SECTION 9.02. Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 9.03. Binding Effect; Several Agreement. This Pledge Agreement shall be binding upon the Parties and their respective permitted successors and assignees, and shall inure to the benefit of the Parties and their respective permitted successors and assignees, except that no Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as contemplated or permitted by this Pledge Agreement and the Credit Agreement, in the case of the Collateral Agent, and the Secured Notes Indenture, in the case of the Notes Collateral Agent. This Pledge Agreement shall be construed as a separate agreement with respect to each Party and may be amended, modified, supplemented, waived or released with respect to any Party without the approval of any other Party and without affecting the obligations of any other Party hereunder.

SECTION 9.04. Successors and Assignees. Whenever in this Pledge Agreement any of the Parties hereto is referred to, such reference shall be deemed to include the permitted successors and assignees of such Party; and all covenants, promises and agreements by or on behalf of the Pledgors, or the Pledgees that are contained in this Pledge Agreement shall bind and inure to the benefit of their respective permitted successors and assignees; provided that the Pledgors shall not assign, transfer or delegate any of their rights or obligations under this Pledge Agreement without the prior written consent of the Pledgees.

SECTION 9.05. Pledgees’ Fees and Expenses; Indemnification. (a) The Parties hereto agree that the Pledgees shall be entitled to reimbursement of their expenses incurred hereunder as provided in their respective Secured Documents.

(b) With respect to costs and expenses, Section 10.4 of the Credit Agreement and Section 7.6 of the Secured Notes Indenture shall apply and the terms thereof are incorporated herein by reference.

SECTION 9.06. Governing Law. This Pledge Agreement and the rights and obligations of the Parties under this Pledge Agreement shall be construed in accordance with and governed by the laws of the Federative Republic of Brazil.

SECTION 9.07. Waivers; Amendments.

(a) No failure or delay by a Pledgee in exercising any right, power or remedy hereunder or under any of such Pledgee’s Secured Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of each Pledgee hereunder and under any of such Pledgee’s Secured Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any party under any of the Secured Documents shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Subject to the terms of the Intercreditor Agreement, neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties.

SECTION 9.08. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Pledge Agreement.

SECTION 9.10. Jurisdiction. The Parties hereby elect the courts of the City of São Paulo, State of São Paulo, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Pledge Agreement, without prejudice to any other Court that may have jurisdiction over it.

SECTION 9.11. Termination or Release.

(a) This Pledge Agreement, the pledges made herein, the security interest and all other security interests granted hereby shall terminate (i) solely with respect to the Credit Facility Secured Obligations, when the Aggregate Commitments have been terminated and all the Credit Facility Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted; (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements; and (C) letters of credit which have been cash collateralized in accordance with the terms and conditions of the Credit Agreement) have been paid in full in cash or immediately available funds and (ii) solely with respect to Notes Secured Obligations, when all the Notes Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

(b) Upon any sale or other transfer by any Pledgor of any Pledged Assets and Rights that is permitted under any of the Credit Facility Documents to any person that is not a Loan Party (as defined in the Credit Agreement), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Assets and Rights pursuant to the Credit Agreement, the security interest in such Pledged Assets and Rights shall be automatically released solely with respect to the Credit Facility Secured Obligations. Similarly, upon any sale or other transfer by any Pledgor of any Pledged Assets and Rights that is permitted under any of the Secured Notes Documents to any person that is not a Co-Issuer or Secured Notes Guarantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Assets and Rights pursuant to the Secured Notes Indenture, the security interest in such Pledged Assets and Rights shall be automatically released solely with respect to the Notes Secured Obligations.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Pledge Agreement in 7 (seven) identical counterparts in the presence of the two undersigned witnesses.

Guarulhos, September 17, 2013

[Remainder of this page intentionally left blank]

(Signature page 1/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

BRAZIL COATINGS CO. PARTICIPAÇÕES LTDA., as Pledgor,

By:

/s/ Luciano Ruggieri Salmeron
	Name:	Luciano Ruggieri Salmeron
	Title:	Officer

By:

/s/ Luis Alexandra Yoshida
	Name:	Luiz Alexandre Yoshida
	Title:	Officer

(Signature page 2/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

AXALTA COATING SYSTEMS DUTCH HOLDING 2 B.V., as Pledgor,

By:

/s/ Carlos Alexandre Larque Lobo de Castro e Silva
	Name:	Carlos Alexandre Larque Lobo de Castro e Silva
	Title:	Attorney-in-fact

(Signature page 3/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

BARCLAYS BANK PLC, as Collateral Agent,

By:

/s/ Rafael Arsie Contin
	Name:	Rafael Arsie Contin
RG: 68.432.18-0
OAB/SP 299.983

(Signature page 4/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent,

By:

/s/ Rafael Arsie Contin
	Name:	Rafael Arsie Contin
RG: 68.432.18-0
OAB/SP 299.983

(Signature page 5/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

AXALTA COATING SYSTEMS BRASIL LTDA., as the Company

By:

/s/ Luciano Ruggieri Salmeron
	Name:	Luciano Ruggieri Salmeron
	Title:	Officer

By:

/s/ Luis Alexandra Yoshida
	Name:	Luiz Alexandre Yoshida
	Title:	Officer

(Signature page 6/6 of the Quota Pledge Agreement entered into by and among Brazil Coatings CO. Participações Ltda., Axalta Coating Systems Dutch Holding 2 B.V., Barclays Bank PLC, Wilmington Trust, National Association, and as an intervening and consenting party, Axalta Coating Systems Brasil Ltda., on September 17, 2013)

Witnesses:

1.	/s/ Luciana Limeira Vieira
	Name:	Luciana Limeira Vieira
	CPF:	090.978.397-77
	ID:	11343914-5 IFP / RJ

2.	/s/ Silbene dos Anjos Brigido
	Name:	Silbene dos Anjos Brigido
	CPF:	811.866.737-53
	ID:	06706123-4 IFP / RJ